Exhibit 12(b)

ROPES & GRAY LLP 1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036-8704 WWW.ROPESGRAY.COM

December 24, 2019

Cohen & Steers Infrastructure Fund, Inc.

Cohen & Steers Capital Management, Inc.

280 Park Avenue

New York, New York 10017

Cohen & Steers Global Income Builder, Inc.

Cohen & Steers Capital Management, Inc.

280 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File Nos. 333-232396; 811-21485), of our opinion, dated December 20, 2019, addressed to you as to certain tax matters related to the acquisition of the assets of Cohen & Steers Global Income Builder, Inc. by Cohen & Steers Infrastructure Fund, Inc.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP